UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 11, 2024

VIRIOS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39811	85-4314201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, GA
44 Milton Avenue Alpharetta, GA	30009
(Address of Principal Executive Offices, and	(Zip Code)

Registrant’s Telephone Number, Including Area Code (866) 620-8655

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VIRI	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 11, 2024, Virios Therapeutics, Inc. (the “Company”) received notice from the Nasdaq Stock Market LLC (“Nasdaq”) that a Nasdaq Hearing Panel had granted the Company an exception until October 28, 2024 to regain compliance with Nasdaq’s $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Requirement”). The exemption was granted following the Nasdaq Hearing Panel’s review of a questionnaire (the “Expedited Review Questionnaire”) submitted by the Company to Nasdaq on May 8, 2024. The Company prioritizes regaining compliance with the Minimum Bid Price Requirement through other measures before resorting to a reverse stock split. However, in the event the Company fails to achieve compliance with the Minimum Bid Price Requirement by October 11, 2024, it will be required to undertake a reverse stock split to regain compliance by the October 28, 2024 deadline. In the event the Company fails to regain compliance with the Minimum Bid Price Requirement by October 28, 2024, its securities will be delisted.

As previously disclosed, on November 7, 2023, the Company received a letter from Nasdaq indicating that, for the last thirty consecutive business days, the bid price for its common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market. The Company was provided an initial period of 180 calendar days, or until April 30, 2024, to regain compliance. On May 1, 2024, the Company received notice from Nasdaq informing the Company that since its shares had failed to satisfy the $1.00 minimum bid price required within the initial 180-day compliance period, the Company’s common stock was subject to delisting unless the Company requested a hearing before the Nasdaq Hearing Panel. On May 6, 2024, the Company requested a hearing to appeal the delisting determination. In response, Nasdaq set a hearing date of June 18, 2024, and offered the Company an expedited review process, which required the Company to complete the Expedited Review Questionnaire regarding the Company’s plan to regain compliance with the Minimum Bid Price Requirement.

There can be no assurance that effecting a reverse stock split will ensure compliance with the Minimum Bid Price Requirement and the Company cannot predict the effect that a reverse stock split would have on the market price for shares of its common stock.

Cautionary Note Regarding Forward Looking Statements.

This Form 8-K contains “forward-looking statements,” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” and or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, stock listing, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements, including risks regarding the continued listing of the Company’s common stock and the Panel’s decision thereon as well as the risks set forth in the 2023 Amended Annual Report on Form 10-K/A. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this Form 8-K, the Company cautions you that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which the Company cannot be certain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRIOS THERAPEUTICS, INC.

	By:	/s/ Angela Walsh
	Name:	Angela Walsh
	Title:	Senior Vice President of Finance, Corporate Secretary and Treasurer
June 12, 2024

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